UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2009

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE, Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                       Other Events

On August 19, 2009, AGL Resources Inc. announced that its wholly-owned subsidiary, Jefferson Island Storage & Hub, LLC (JISH) has negotiated a tentative agreement with the state of Louisiana that, subject to approval, would resolve the pending lawsuit between the parties over a disputed mineral lease. The agreement would enable JISH to resume its plans to expand its existing storage facility. This agreement is expected to be presented at a public hearing in Iberia Parish shortly, and must be approved by the state's Mineral Board to be valid.  The Mineral Board’s decision could come as early as this fall.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated August 19, 2009 announcing that JISH has negotiated a tentative agreement with the state of Louisiana.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: August 19, 2009	/s/ Andrew W. Evans
Andrew W. Evans Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated August 19, 2009 announcing that JISH has negotiated a tentative agreement with the state of Louisiana.